SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 19, 1998


                           COPLEY PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization)


                  0-20126                             04-2514637
           (Commission File Number)         (IRS Employer Identification No.)


                25 John Road
         Canton, Massachusetts                          02021
     (Address of principal executive offices)         (Zip Code)


                                 (781) 821-6111
              (Registrant's telephone number, including area code)



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Item 4.           Changes in Registrant's Certifying Accountant.

KPMG Peat Marwick LLP ("KPMG") was previously the principal accountants for Copley Pharmaceutical, Inc.(the "Company"). On November 19, 1998, that firm's appointment as principal accountants was terminated and PricewaterhouseCoopers LLP was engaged as principal accountants. The decision to change accountants was approved by the Board of Directors. On October 20, 1998, the Company informed KPMG that the Board of Directors, at its October 28, 1998 meeting, would discuss a possible change of principal accountants and review previously solicited competing bids from certain other independent accounting firms regarding the audit for the year ending December 31, 1998.

In connection with the audits of the two fiscal years ended December 31, 1997 and the subsequent interim period through November 19, 1998, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

In connection with KPMG's engagement to review the Company's quarterly consolidated financial statements as of and for the three month period ended September 30, 1998, KPMG reported the preliminary results of its review orally to the Company, about which there was no disagreement. In connection with the Company's consideration of changing auditors, the Company then requested that KPMG not complete its review of the September 30, 1998 Form 10-Q to be filed with the Securities and Exchange Commission. Consequently, KPMG did not review the September 30, 1998 Form 10-Q filed with the Securities and Exchange Commission.

On October 28, 1998, based on information then available to KPMG as of October 5, 1998, KPMG informed the Company's Board of Directors that the pace of the Company's project to resolve its Year 2000 computer issues, and the progress made to date, raised doubts about the Company's ability to resolve those Year 2000 issues on a timely basis. Also on October 28, 1998, KPMG informed the Company's senior management and its Board of Directors that generally accepted auditing standards required KPMG to consider relevant conditions and events, including those caused by Year 2000 issues, in evaluating whether substantial doubt existed regarding the Company's ability to continue as a going concern for a reasonable period of time and the related effect, if any, on KPMG's audit report on the Company's 1998 consolidated financial statements. Due to KPMG's dismissal as the Company's principal accountants, KPMG was unable to complete that evaluation. In connection with its engagement of PricewaterhouseCoopers LLP, the Company has apprised PricewaterhouseCoopers LLP of the status of its Year 2000 compliance program.

The audit reports of KPMG Peat Marwick LLP on the consolidated financial statements of Copley Pharmaceutical, Inc. and subsidiaries as of and for the years ended December 31, 1997 and 1996, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. A letter from KPMG Peat Marwick LLP is attached as Exhibit 16.1.

Item 7.           Financial Statements and Exhibits.

(c)       Exhibits

  Exhibit No.                                Exhibit

        16.1          Letter re change in certifying accountant

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  COPLEY PHARMACEUTICAL, INC.

November 24, 1998                 /s/ Daniel M. P. Caron
-----------------                 ----------------------
Date                              Daniel M. P. Caron
                                  Vice President Finance, Chief Financial
                                  Officer and Treasurer
                                  (Principal Financial Officer)